Exhibit 5(b)


                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of April 28, 1993 by and between BT INVESTMENT PORTFOLIOS, a New York trust (herein called the "Trust") and BANKERS TRUST COMPANY (herein called the "Investment Adviser").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940;

         WHEREAS, the Trust desires to retain the Investment Adviser to render investment advisory and other services to the Trust with respect to its series of beneficial interests as listed on Exhibit A hereto (each a "Portfolio" and collectively, the "Portfolios"), and the Investment Adviser is willing to so render such services on the terms hereinafter set forth;

         NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

         In consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Trust for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. Management. Subject to the supervision of the Board of Trustees of the Trust, the Investment Adviser will provide a continuous investment program for each Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolio. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by each Portfolio. The Investment Adviser will provide the services rendered by it hereunder in accordance with the investment objective(s) and policies of that Portfolio as stated in the Trust's then current Registration Statement on Form N-1A. The Investment Adviser further agrees that it:

            (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (herein called the "Rules") and with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940, all as amended, and will in addition conduct its activities under this Agreement in accordance with regulations of the Board of Governors of the Federal Reserve System pertaining to the investment advisory activities of bank holding companies and their subsidiaries;

            (b) will place orders pursuant to its investment determinations for each Portfolio either directly with the issuer or with any broker or dealer selected by it. In placing orders with brokers and dealers, the Investment Adviser will use its reasonable best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Investment Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of any fund and/or other accounts over which the Investment Adviser or any of its affiliates exercises investment discretion. Subject to the review of the Trust's Board of Trustees from time to time with respect to the extent and continuation of the policy, the Investment Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Investment Adviser with respect to the accounts as to which it exercises investment discretion; and

            (c) will maintain books and records with respect to the securities transactions of each Portfolio and will render to the Trust's Board of Trustees such periodic and special reports as the Board may request.

         3. Services Not Exclusive. The investment management services rendered by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

         4. Books and Records. In compliance with the requirements of Rule 31a-3 of the Rules under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon request of the Trust. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to comply in full with the requirements of Rule 204-2 under the Investment Advisers Act of 1940 pertaining to the maintenance of books and records.

         5. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for a Portfolio.

         In addition if the aggregate expenses of a Portfolio and any registered investment company investing substantially all of its assets in the Portfolio (a "Feeder Fund") exceed in any fiscal year of such Feeder Fund, the applicable expense limitations imposed by the securities regulations of any state in which the shares of such Feeder Fund are registered or qualified for sale to the public, the Investment Adviser shall reimburse the Feeder Fund for the excess expense to the extent required by state law.

         6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor fees, computed daily and payable monthly, on an annual basis equal to the percentages of the Portfolios' respective average daily net assets as listed on Exhibit A hereto.

         7. Limitation of Liability of the Investment Adviser;  Indemnification.
(a) The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

            (b) Subject to the exceptions and limitations contained in Section 7(c) below:

                (i) the Investment Adviser (hereinafter referred to as a "Covered Person") shall be indemnified by the respective Portfolio(s) to the fullest extent permitted by law, against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved, as a party or otherwise, by virtue of his being or having been the Investment Adviser of such Portfolio(s), and against amounts paid or incurred by him in the settlement thereof;

                (ii) the words "claim," "action, " "suit," or "proceeding" shall apply to ll claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         (c) No indemnification shall be provided hereunder to a Covered Person:

                (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Portfolio(s) or its(their) investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Portfolio(s); or

                (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

                    (A) by the court or other body approving the settlement; or

                    (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                    (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any investor in a Portfolio may, by appropriate legal proceedings, challenge any such determination by the Trustees or by independent counsel.

            (d) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the successors and assigns of such person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel and any other persons, other than a Covered Person, may be entitled by contract or otherwise under law.

            (e) Expenses in connection with the preparation and presentation of a defense to any claim, suit or proceeding of the character described in subsection (b) of this Section 7 may be paid by the Trust from time to time prior to final disposition thereof, upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust if it is ultimately determined that he is not entitled to indemnification under this Section 7; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking or (ii) the Trust shall be insured against losses arising out of any such advance payments, or
(iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts as opposed to a trial-type inquiry or full investigation, that there is reason to believe that such Covered Person will be entitled to indemnification under this Section 7.

         8. Duration and Termination. This Agreement shall be effective as to a Portfolio as of the date the Portfolio commences investment operations after this Agreement shall have been approved by the Board of Trustees of the Trust and the investor(s) in the Portfolio in the manner contemplated by Section 15 of the 1940 Act and, unless sooner terminated as provided herein, shall continue until the second anniversary of such date. Thereafter, if not terminated, this Agreement shall continue in effect as to the Trust for successive periods of 12 months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested Persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust by vote of a Majority of the Outstanding Voting Securities of the Trust; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust, by vote of a Majority of the Outstanding Voting Securities of the Trust on 60 days' written notice to the Investment Adviser, or by the Investment Adviser as to the Trust at any time, without payment of any penalty, on 90 days' written notice to the Trust. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "Majority of the Outstanding Voting Securities," "Interested Person" and "Assignment" shall have the same meanings as such terms have in the 1940 Act and the rules and regulatory constructions thereunder.)

         9. Amendment of this Agreement. No material term of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of a material term of this Agreement shall be effective with respect to a Portfolio, until approved by vote of a Majority of the Outstanding Voting Securities of that Portfolio.

         10. (a) Representations and Warranties. The Investment Adviser hereby represents and warrants as follows:

                 (i) The Investment Adviser is exempt from registration under the Investment Advisers Act of 1940;

                 (ii) The Investment Adviser has all requisite authority to enter into, execute, deliver and perform its obligations under, this Agreement;

                 (iii)  This  Agreement  is  legal,   valid  and  binding,   and
enforceable in accordance with its terms; and

                 (iv)  The   performance  by  the  Investment   Adviser  of  its
obligations under this Agreement does not conflict with any law to which it is subject.

             (b) Covenants. The Investment Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect,

                 (i) The Investment Adviser shall remain either exempt from, or registered under, the registration provisions of the Investment Advisers Act of 1940; and

                 (ii)  The   performance  by  the  Investment   Adviser  of  its
obligations under this Agreement shall not conflict with any law to which it is then subject.

         11. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (a) to the Investment Adviser at 280 Park Avenue, New York, New York 10015 or (b) to the Trust at 6 St. James Avenue, Boston, Massachusetts 02116.

         12. Waiver. With full knowledge of the circumstances and the effect of its action, the Investment Adviser hereby waives any and all rights which it may acquire in the future against the property of any investor in any Portfolio or any Feeder Fund, other than beneficial interests in a Portfolio or shares of beneficial interest in a Feeder Fund at their then net asset value, which arise out of any action or inaction of the Trust under this Agreement.

         13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of New York, without reference to principles of conflicts of law. The Trust is organized under the laws of the State of New York pursuant to a Declaration of Trust dated March 27, 1993. No Trustee, officer or employee of the Trust shall be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:                               BT INVESTMENT PORTFOLIOS


/s/ (illegible)                       By: /s/ Philip W. Coolidge
-------------------                       --------------------------
                                              Philip W. Coolidge
                                              President


Attest:                               BANKERS TRUST COMPANY


/s/ Stephen Hart                      By: /s/ Michael Baresich
----------------                          -------------------------
    Stephen Hart                      Michael Baresich
                                      Managing Director

                                    EXHIBIT A

                            BT INVESTMENT PORTFOLIOS
              SCHEDULE OF FEES UNDER INVESTMENT ADVISORY AGREEMENT

Latin American Equity Portfolio                              1.00%
Small Cap Portfolio                                          0.65%
European Equity Portfolio                                    0.65%
Pacific Basin Equity Portfolio                               0.75%
Asset Management Portfolio II                                0.65%
Asset Management Portfolio III                               0.65%
Liquid Assets Portfolio                                      0.15%
Mortgage-Backed Securities Portfolio                         0.30%
Global High Yield Securities Portfolio                       0.80%
International Bond Portfolio                                 0.65%
RetirementPlus Portfolio                                      TBA

                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of August 6, 1996 by and between BT PYRAMID MUTUAL FUNDS, a Massachusetts business trust (herein called the "Trust") and BANKERS TRUST COMPANY (herein called the "Investment Adviser").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940;

         WHEREAS, the Trust desires to retain the Investment Adviser to render investment advisory and other services to the Trust with respect to certain of its series of shares of beneficial interests as may currently exist or be created in the future (each, a "Fund") as listed on Exhibit A hereto, and the Investment Adviser is willing to so render such services on the terms hereinafter set forth;

         NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

         In consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to each Fund for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. Management. Subject to the supervision of the Board of Trustees of the Trust, the Investment Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund. The Investment Adviser will provide the services rendered by it hereunder in accordance with the investment objective(s) and policies of each Fund as stated in the Fund's then-current prospectus and statement of additional information (or the Fund's then-current registration statement on Form N-1A as filed with the Securities and Exchange Commission (the "SEC")) and the then-current offering memorandum if the Fund is not registered under the 1933 Act. The Investment Adviser further agrees that it:

             (a) will conform with all applicable rules and regulations of the SEC (herein called the "Rules") and with the 1933 Act, as amended; the Securities Exchange Act of 1934, as amended (the "1934 Act"); the Investment Company Act of 1940, as amended (the "1940 Act"); and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and will in addition conduct its activities under this Agreement in accordance with regulations of the Board of

Governors of the Federal Reserve System pertaining to the investment advisory activities of bank holding companies and their subsidiaries;

             (b) will place orders pursuant to its investment determinations for each Fund either directly with the issuer or with any broker or dealer selected by it. In placing orders with brokers and dealers, the Investment Adviser will use its reasonable best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Investment Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the 1934 Act) to or for the benefit of any fund and/or other accounts over which the Investment Adviser or any of its affiliates exercises investment discretion. Subject to the review of the Trust's Board of Trustees from time to time with respect to the extent and continuation of the policy, the Investment Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Investment Adviser with respect to the accounts as to which it exercises investment discretion; and

             (c) will maintain books and records with respect to the securities transactions of each Fund and will render to the Trust's Board of Trustees such periodic and special reports as the Board may request.

         3. Services Not Exclusive. The investment advisory services rendered by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

         4. Books and Records. In compliance with the requirements of Rule 31a-3 of the Rules under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon request of the Trust. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to comply in full with the requirements of Rule 204-2 under the Advisers Act pertaining to the maintenance of books and records.

         5. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of purchasing securities (including brokerage commissions, if any) for the Fund.

         In addition, if the aggregate expenses of a Fund exceed, in its fiscal year, the applicable expense limitations imposed by the securities regulations of any state in which the shares of any Fund are registered or qualified for sale to the public, the Investment Adviser shall reimburse the Fund for the excess expense to the extent required by state law.

         6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay the Investment Adviser, and the Investment Adviser will accept as full compensation therefor, fees, computed daily and payable monthly, on an annual basis equal to the percentage set forth on Exhibit A hereto of that Fund's average daily net assets.

         7. Limitation of Liability of the Investment Adviser;  Indemnification.
(a) The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

             (b) Subject to the exceptions and limitations contained in Section 7(c) below:

                 (i) the Investment Adviser (hereinafter referred to as a "Covered Person") shall be indemnified by the respective Fund to the fullest extent permitted by law, against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved, as a party or otherwise, by virtue of his being or having been the Investment Adviser of the Fund, and against amounts paid or incurred by him in the settlement thereof;

                 (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

             (c) No  indemnification  shall be provided  hereunder  to a Covered
Person:

                 (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or to one or more Funds' investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of a Fund; or

                 (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

                      (A) by the court or other body  approving the  settlement;
or

                      (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                      (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any investor in a Fund may, by appropriate legal proceedings, challenge any such determination by the Trustees or by independent counsel.

             (d) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the successors and assigns of such person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel and any other persons, other than a Covered Person, may be entitled by contract or otherwise under law.

             (e) Expenses in connection with the preparation and presentation of a defense to any claim, suit or proceeding of the character described in subsection (b) of this Section 7 may be paid by the Trust on behalf of the respective Fund from time to time prior to final disposition thereof, upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust on behalf of the respective Fund if it is ultimately determined that he is not entitled to indemnification under this Section 7; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking or (ii) the Trust shall be insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts as opposed to a trial-type inquiry or full investigation, that there is reason to believe that such Covered Person will be entitled to indemnification under this Section 7.

         8. Duration and Termination. This Agreement shall be effective as to a Fund as of the date the Fund commences investment operations after this Agreement shall have been approved by the Board of Trustees of the Trust with respect to that Fund and the investor(s) in the Fund in the manner contemplated by Section 15 of the 1940 Act and, unless sooner terminated as provided herein, shall continue until the second anniversary of such date. Thereafter, if not terminated, this Agreement shall continue in effect as to such Fund for successive periods of 12 months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or Interested Persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust by "Vote of a Majority of the Outstanding Voting Securities" of the Trust; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust, by Vote of a Majority of the Outstanding Voting Securities of the Trust on 60 days' written notice to the Investment Adviser, or by the Investment Adviser as to the Trust at any time, without payment of any penalty, on 90 days' written notice to the Trust. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "Vote of a Majority of the Outstanding Voting Securities," "Interested Person" and "Assignment" shall have the same meanings as such terms have in the 1940 Act and the rules and regulatory constructions thereunder.)

         9. Amendment of this Agreement. No material term of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of a material term of this Agreement shall be effective with respect to a Fund, until approved by Vote of a Majority of the Outstanding Voting Securities of that Fund.

         10. (a) Representations and Warranties. The Investment Adviser hereby represents and warrants as follows:

                 (i) The Investment Adviser is exempt from registration under the 1940 Act;

                 (ii) The Investment Adviser has all requisite authority to enter into, execute, deliver and perform its obligations under, this Agreement;

                 (iii)  This  Agreement  is  legal,   valid  and  binding,   and
enforceable in accordance with its terms; and

                 (iv)  The   performance  by  the  Investment   Adviser  of  its
obligations under this Agreement does not conflict with any law to which it is subject.

             (b) Covenants. The Investment Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect,

                (i) The Investment Adviser shall remain either exempt from, or registered under, the registration provisions of the Advisers Act; and

                (ii)  The   performance  by  the   Investment   Adviser  of  its
obligations under this Agreement shall not conflict with any law to which it is then subject.

         11. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (a) to the Investment Adviser, Four Albany Street, 2nd Floor, (Between Greenwich and Washington Streets), New York, NY 10006 or (b) to the Trust, c/o Signature Financial Group, Inc., 6 St. James Avenue, 9th Floor, Boston, Massachusetts 02116.

         12. Waiver. With full knowledge of the circumstances and the effect of its action, the Investment Adviser hereby waives any and all rights which it may acquire in the future against the property of any investor in a Fund, other than shares in that Fund, which arise out of any action or inaction of the Trust under this Agreement.

         13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the Commonwealth of Massachusetts, without reference to principles of conflicts of law. The Trust is organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated February 29, 1992. No Trustee, officer or employee of the Trust shall be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                       BT PYRAMID MUTUAL FUNDS

                                        By:___________________________
                                             Philip W. Coolidge
                                             President

                                       BANKERS TRUST COMPANY

                                        By:___________________________
                                              Name:
                                              Title:

                                    EXHIBIT A

                      INVESTMENT ADVISORY ACREEMENT BETWEEN
                BT PYRAMID MUTUAL FUNDS AND BANKERS TRUST COMPANY

                                                          Investment
Fund                                                     Advisory Fee

BT Investment Equity Appreciation Fund                      0.65%
BT RetirementPlus Fund                                      TBA